As filed with the Securities and Exchange Commission on May 15, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Leap Wireless International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0811062
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

5887 Copley Drive

San Diego, California 92111

(Address, including zip code, of Registrant’s principal executive offices)

2009 EMPLOYMENT INDUCEMENT EQUITY INCENTIVE PLAN

OF LEAP WIRELESS INTERNATIONAL, INC.

(Full Title of the Plan)

Robert J. Irving, Jr.

Senior Vice President, General Counsel and

Chief Administrative Officer

Leap Wireless International, Inc.

5887 Copley Drive

San Diego, California 92111

(Name and address of agent for service)

(858) 882-6000

(Telephone number, including area code, of agent for service)

Copies to:

David E. Shapiro

Wachtell, Lipton, Rosen & Katz

51 West 52nd St.

New York, NY 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Maximum Amount of Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $.0001 par value	300,000	$5.97	$1,791,000	$244.30

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 (“Common Stock”) that become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Covers 300,000 additional shares of Common Stock available for issuance under the 2009 Employment Inducement Equity Incentive Plan of Leap Wireless International, Inc., as amended (the “Inducement Plan”), pursuant to an amendment to the Inducement Plan approved by the board of directors of the Registrant on May 10, 2013. The Inducement Plan authorizes the issuance of a maximum of 1,075,000 shares of Common Stock. However, the offer and sale of 775,000 shares of Common Stock, which have been or may be issued under the Inducement Plan, have previously been registered pursuant to Registration Statements on Form S-8 (File No. 333-157689 (300,000 shares of Common Stock), File No. 333-165135 (100,000 shares of Common Stock) and File No. 333-181373 (375,000 shares of Common Stock)).

(3)	This estimate is made pursuant to Rules 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee, and is based on the average of the high and low prices for the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on May 8, 2013.

Proposed sales to take place as soon after the effective date of this Registration Statement as awards granted under the above-named plan are granted, exercised and/or distributed.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. Accordingly, the contents of the previously filed (i) Registration Statement on Form S-8 (File No. 333-157689), (ii) Registration Statement on Form S-8 (File No. 333-165135) and (iii) Registration Statement on Form S-8 (File No. 333-181373) are hereby incorporated by reference herein and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 300,000 shares of Common Stock, relating to equity awards to be granted as inducement awards under the Inducement Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “Commission”) allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed by us with the Commission on February 25, 2013.

(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed by us with the Commission on May 2, 2013.

(3)	Our Current Reports on Form 8-K filed by us with the Commission on March 11, 2013, March 26, 2013 and April 15, 2013.

(4)	The description of our common stock contained in our Registration Statement on Form 10 filed by us with the Commission on July 1, 1998, as amended (File No. 000-29752).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement. Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits

For a list of exhibits, see the Exhibit Index in this Registration Statement, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 15, 2013.

LEAP WIRELESS INTERNATIONAL, INC.

By:	/s/ S. Douglas Hutcheson
S. Douglas Hutcheson
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints S. Douglas Hutcheson and Robert J. Irving, Jr., and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ S. Douglas Hutcheson	Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2013
S. Douglas Hutcheson

/s/ R. Perley McBride	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 15, 2013
R. Perley McBride

/s/ Anne M. Liu	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2013
Anne M. Liu

/s/ John D. Harkey, Jr.	Director	May 15, 2013
John D. Harkey, Jr.

/s/ Ronald J. Kramer	Director	May 15, 2013
Ronald J. Kramer

/s/ Robert V. LaPenta	Director	May 15, 2013
Robert V. LaPenta

/s/ Mark A. Leavitt	Director	May 15, 2013
Mark A. Leavitt

/s/ Mark H. Rachesky, MD	Chairman of the Board and Director	May 15, 2013
Mark H. Rachesky, MD

/s/ Richard R. Roscitt	Director	May 15, 2013
Richard R. Roscitt

/s/ Robert E. Switz	Director	May 15, 2013
Robert E. Switz

/s/ Michael B. Targoff	Director	May 15, 2013
Michael B. Targoff

EXHIBIT INDEX

Exhibit Number	Document

4.1(1)	Form of Common Stock Certificate

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

10.1(2)	2009 Employment Inducement Equity Incentive Plan of Leap Wireless International, Inc.

10.2(3)	First Amendment to the 2009 Employment Inducement Equity Incentive Plan of Leap Wireless International, Inc.

10.3(4)	Second Amendment to the 2009 Employment Inducement Equity Incentive Plan of Leap Wireless International, Inc.

10.4	Third Amendment to the 2009 Employment Inducement Equity Incentive Plan of Leap Wireless International, Inc.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

(1)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on May 16, 2005, and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on February 27, 2009, and incorporated herein by reference.
(3)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on March 1, 2010, and incorporated herein by reference.
(4)	Filed as an exhibit to Registrant’s Registration Statement on Form S-8, filed with the Commission on May 11, 2012, and incorporated herein by reference.